Exhibit 10.07

LEASE

THIS INDENTURE, made this 15th day of April, 1988,between GEOFFREY ETHERINGTON, II, of Jupiter, Florida, (herein-after called "Landlord") and USP COMPOSITES, INC. whose address is 172 East Aurora Street, Waterbury, Connecticut, (hereinafter called "Tenant").

             W I T N E S S E T H

That for and in consideration of the payment by Tenantof the rent hereinafter reserved and the performance by Tenant of the covenants and agreements hereinafter agreed to be performed by Tenant in accordance with the provisions hereinafter set forth, Landlord does hereby let and demise unto Tenant and Tenant does hereby take and hire from Landlord, that certain real property (hereinafter referred to as the 'leased premises"), described in Exhibit "A" attached hereto and made a part hereof by reference, for the term commencing on April 15, 1988 and ending on December 31, 1992 at a rent of $175,380.00 per annum, payable to Landlord in equal monthly installments of $14,615.00 in advance, without notice, on the first day of each month during the term of this Lease. Tenant shall have the one time right to extend the term of this Lease for a period of up to five (5) years by written notice given not later than June 30, 1992. During such extended term all of the terms and conditions of the Lease shall remain in full force and effect except that the rent during such extended term shall be fixed at one time and shall be the fair market rent for the leased premises for such extended term (but in no event less than $175,380.00 per annum).

If Tenant, not later than June 30, 1992, shall have given written notice as aforesaid of the exercise of its right to extend the term of this Lease, then, for the purposes of the foregoing, "fair market rent' shall be determined as follows: Landlord shall make the initial determination of fair market rent. Landlord shall give notice to Tenant of Landlord's determination of fair market rent prior to July 15, 1992. If Tenant shall dispute Landlord's determination, Tenant shall give notice of such dispute within fifteen (15) days after receipt of Landlord's determination. Within fifteen (15) days thereafter, if both parties fail to agree as to fair market rent then both parties shall agree to the appointment of a disinterested person of recognized competence in the field as an appraiser. The appraiser thus appointed shall as promptly as possible determine fair market rent. If Tenant shall dispute any determination by the appraiser, or if both parties cannot agree as to an appraiser prior to September 1, 1992, fair market rent shall be determined by arbitration before the American Arbitration Association of Hartford, Connecticut, in accordance with its rules then obtaining. All costs of any arbitration pursuant to the foregoing shall be borne by Landlord and Tenant equally. In the event of any arbitration pursuant to the foregoing, or in the event that Landlord and Tenant for any reason fail to agree as to fair market rent prior to September 1, 1992, then notwithstanding anything to the contrary contained herein, the last date upon which Tenant shall have the right to give notice of exercise of the option to purchase provided for in Paragraph 20(A)(iii) hereof shall be extended from December 31, 1992 until a date which is 45 days after fair market rent has been determined by such arbitration or Landlord and Tenant have agreed as to fair market rent. In the event that the Closing (as defined in Paragraph 20(A)) shall be scheduled to occur after December 31, 1992, Tenant shall be entitled to remain in occupancy of the leased premises until the Closing (but not beyond June 30, 1993 unless this Lease shall have been extended for the extended term as provided above), during which pre-Closing period all provisions of this Lease shall continue in effect as if this Lease had been so extended and Tenant shall pay the fair market rent. Notwithstanding anything in this Lease to the contrary, if Tenant shall give notice of its exercise of its option to purchase the leased premises on or after June 30, 1992 and Tenant shall have given written notice of the exercise of its right to extend the term of this Lease not later than June 30, 1992, Tenant may (a) delay the Closing to a date not more than 45 days after the fair market rent shall have been determined or agreed upon as aforesaid and (b) rescind such purchase option exercise at any time during such 45-day period.

In the event during the initial term or any renewal term hereof, any monthly installment of rental reserved herein shall not be paid within ten (10) days after the same shall become due, Tenant shall pay to Landlord a late charge which shall be equal to two percent (2%) of the rental payment due.

If, however, the date on which Tenant is given possession begins on a date other than the first day of any month, then the rental payment for the period from the date of possession to the beginning of the term shall cover the pro rata rent for a fractional part of the month from the date possession begins through the last day of that calendar month.

This Lease is made upon the foregoing and the following agreements, covenants, and conditions, all and every one of which Landlord and Tenant agree to keep and perform during the initial term of this Lease and any renewal thereof:

1. USE OF PREMISES Tenant may use and occupy the leased premises for any lawful business purposes. Tenant will comply with any and all laws, ordinances, orders, and regulations of any governmental authority which are applicable to his use of the leased premises.

2. TAXES, ASSESSMENTS, AND UTILITY CHARGES Tenant shall pay all real estate taxes, assessments, licenses, permits and charges of any nature which are levied, imposed or assessed upon or against the leased premises by any governmental body.

        Tenant shall pay all charges for sewage disposal, janitorial services, electricity, water and gas or other fuel or other utilities consumed by it upon the leased premises.

        It is the intent of the parties hereto that this Lease shall be a pure net lease and that Landlord receive all rents hereunder free of any and all impositions, charges or expenses relating to the leased premises in any part or aspect thereof (excepting only mortgages, liens or encumbrances placed (or suffered to be placed) on the leased premises by Landlord) all of which shall be paid by Tenant.

3. INSURANCE Tenant shall procure and maintain a standard fire insurance policy with extended coverage and additional extended coverage in an amount equal to the full replacement value from time to time of building and improvements on the leased premises naming Landlord as an additional insured and the loss payee with respect to the leased premises and covering all mortgagees on the leased premises under standard Connecticut mortgagee endorsements. "Full replacement value" for the purpose of this Lease shall.be deemed to be $3,250,000 (subject to a deductible not exceeding $100,000), which full replacement value will be adjusted annually based upon the recommendation of the insurer as to the then full replacement value of the leased premises.

      Tenant shall also procure and maintain in force during the period of time this Lease is in effect general liability insurance insuring the Landlord and Tenant (naming them both in the policy) against any liability whatsoever occasioned by accident on or about the leased premises, or any appurtenances thereto, such policy to be in an amount of not less than Five Million ($5,000,000.00) Dollars in respect to injury, including death, of any one person, and in amount of not less than Five
Million  ($5,000,000.00)  Dollars  in  respect  to  any  one accident and not less than Five Hundred Thousand ($500,000.00) Dollars for property damage.

       The original policies of fire insurance and general liability insurance referred to above or certificates thereof shall be furnished by Tenant to the Landlord prior to the commencement of the term of this Lease, with a copy thereof to be provided to the Connecticut Development Authority as promptly thereafter as practicable, and said policies shall be renewed from time to time not less than ten (10) days prior to the expiration date of the policies, certificates of renewals to be promptly furnished to the Landlord, and the Connecticut Development Authority.

4. MAINTENANCE AND REPAIRS Tenant at its sole cost and expense shall at all times maintain and keep in good repair and condition and make all necessary repairs to and replacements of all or any part of the leased premises, including, but not limited to, all glass, all electrical, heating, air conditioning and plumbing systems and, during the initial term of this Lease, all structural members, exterior walls and roof; provided, however, that, during the renewal term of this Lease, Tenant shall provide ordinary maintenance for all structural members, exterior walls and roof, and Landlord shall be responsible for all necessary repairs to and replacements of said structural members, exterior walls and roof unless the same is necessitated by Tenant's act or omission (other than ordinary wear and tear) or those or its agents, employees or contractors. Tenant shall commit no waste nor suffer the same to be committed on the leased premises.

       Tenant shall bear all risk of loss from the use and occupation of the leased premises, except as provided in the preceding paragraph and except loss for which Tenant has obtained fire and extended coverage insurance protection but only to the extent that Landlord receives sums from such insurance carriers on account of any such loss. Landlord shall assign to Tenant all manufacturers' warranties upon the roof and the heat@ing and cooling equipment if any. Upon the commencement of the renewal term Tenant shall reassign to Landlord such warranties as relate to the roof.

      Landlord shall have the right to enter upon the leased premises from time to time in order to inspect the same, but this right shall be exercised in such manner as not to interfere with Tenant's use and enjoyment of the leased premises and shall be subject to any and all laws, orders, or regulations of the United States Government or any department or agency thereof, relating to information affecting the national security which may at any time apply to Tenant's use of the leased premises.

       Tenant shall comply with the requirements, with respect to the use, occupancy and/or maintenance of the leased premises, of the Connecticut Development Authority as contained in the Mortgage Deed between the Connecticut Development Authority and Landlord dated June 19, 1981, provided, however, that Tenant, unless otherwise provided herein, shall not be obligated in any way with respect to the note secured by such Mortgage Deed, any tax obligations contained in such Mortgage Deed, any insurance obligations contained in such Mortgage Deed including, without limitation, any insurance for the loan secured by such Mortgage Deed, any insurance on the leased premises or improvements thereto and any insurance on the life or well being of any person) and any other obligations contained in such Mortgage Deed which do not relate directly to the use, occupancy and/or maintenance of the leased premises by a tenant thereof, and further provided that the foregoing shall not in any way be deemed to be an assumption by Tenant of any of Landlord's obligations under such Mortgage Deed.

5. ACTION OF PUBLIC AUTHORITIES In the event that any exercise of the power of eminent domain by any governmental authority, Federal, State, County, or Municipal, or by any other party vested by law with such power shall at any time prevent the full use and enjoyment of the leased premises Tenant for the purposes set forth in Section 1, Tenant shall have the right thereupon to terminate this Lease. In the event of any such action both Landlord and Tenant shall have the right to claim, recover, and retain from the governmental authority or other party taking such action the damages suffered by them respectively as a result of such action.

6. IMPROVEMENTS BY TENANT Tenant, upon receipt of approval from or failure to object after a reasonable time by the Connecticut Development Authority after due notice thereto, shall have the right to make such structural and non-structural alterations, additions, or improvements in or to the leased premises as it shall consider necessary or desirable for the conduct-of its business, provided that all such work shall be done in a good and workmanlike manner, and the structural integrity of the building shall not be impaired, and that no liens shall attach to Landlord's interest in the leased premises by reason thereof. Upon the termination of this lease, Tenant's alterations, additions, or improvements shall at the option of the Landlord (1) become the property of Landlord, or (2) be removed by the
Tenant at Tenant's expense and Tenant shall restore to its original condition any part of the leased premises damaged by the removal of such alterations, additions, or improvements, reasonable wear and tear being excepted. Tenant may, at Tenant's expense, raise the height of the roof of the treater room approximately 25 feet over an area of approximately 1,000 square feet. If Tenant raises said roof then upon the termination of this Lease Tenant shall not be required to lower said roof to its original height.

7. FIXTURES AND SIGNS Tenant shall have the right to install in or place on the leased premises such fixtures, machines, tools, or other equipment (including but not limited to trade fixtures, lighting fixtures, water coolers, or other equipment) as it may choose. Such fixtures, machines, tools or other equipment shall at all times remain the personal property of Tenant regardless of the manner or degree of attachment thereof-to the leased premises and may be removed at any time by Tenant whether at the termination of this Lease or otherwise; provided, however, that Tenant shall make proper restoration of the leased premises in the event that any damage is done thereto in the removal of any such property.

      Tenant shall have the right to install or erect on the leased premises or to affix to the building which is a part of the leased premises, such signs as it may deem necessary or appropriate to advertise its name and business; provided that such signs comply with all appropriate governmental regulations and provided that upon the termination of this Lease, Tenant shall remove all signs placed upon the leased premises and restore any part of the leased premises affected by the removal of Tenant's sign to its original condition.

8. DEFAULT If Tenant shall fail to pay any rent to Landlord when the same is due and payable under the terms of this Lease and such default shall continue for a period of ten
(10) days after written notice thereof has been given to Tenant by Landlord, or if the Tenant shall fail to perform any other duty or obligation imposed upon it by this Lease and such default shall continue for a period of thirty (30) days after written notice thereof has been given to Tenant by Landlord except that if such default cannot be cured within thirty (30) days Tenant shall not be deemed in default by reason thereof unless Tenant fails to commence to cure such default within said thirty (30) day period and thereafter diligently prosecute the curing of such default, or if the Tenant shall be adjudged bankrupt, or shall make a general assignment for the benefit of its creditors, or if a receiver of any property of Tenant in or upon the leased premises be appointed in any action, suit, or proceeding by or against Tenant and such appointment shall not be vacated or annulled within sixty (60) days, or if the interest of Tenant in the leased premises shall be sold under execution or other legal process, then and in any such event upon ten
(10) days written notice by Landlord to Tenant and Tenant's failure to cure such default within said ten (10) day period the balance of all rentals then due and/or provided for under the terms hereof shall become immediately due and payable and Landlord shall have the right to enter upon the leased premises and again have, possess, and enjoy the same as if this Lease had not been made, and thereupon this Lease shall terminate, without prejudice, however, to the right of Landlord to recover from Tenant all rent due under this Lease together with all costs of collection and legal expenses including a reasonable attorney's fee. In the event of any such default and re-entry, Landlord shall attempt in good faith to relet the leased premises for the remainder of the then existing term whether such term be the initial term of this Lease or any renewed or extended term for the highest rent then obtainable and permitted by Connecticut Development Authority, and to recover from Tenant the difference between the rent reserved by this Lease and the amount obtained through such reletting less the costs and expenses reasonably incurred by Landlord.

9. ASSIGNMENT: SUBLETTING Tenant shall have the right to assign this Lease or to sublet the leased premises or any part thereof subject to the written consent of Landlord and of the Connecticut Development Authority which consent shall not unreasonably be withheld; provided, however, that no such assignment or subletting shall relieve Tenant from its duty to perform all of the agreements, covenants, and conditions set forth in this Lease, and Tenant shall remain primarily liable hereunder provided that if Tenant's assignee defaults hereunder Tenant shall have the right to be reinstated as the Tenant under this Lease.

10. TITLE Landlord covenants and warrants that Landlord has lawful title and right to make this Lease, that Landlord will maintain Tenant in full and exclusive possession of the leased premises, and that, if Tenant shall pay the rent and perform all the agreements, covenants, and conditions required by this Lease to be performed by it, Tenant may freely, peaceably, and quietly occupy and enjoy the leased premises without molestation or hindrance, lawful or unlawful, of any person or entity whomsover.

11. SURRENDER When this Lease shall terminate in accordance with the terms hereof, Tenant shall quietly and peaceably deliver up possession to Landlord without notice from Landlord. Tenant expressly waives the benefits of all laws now or hereafter in force requiring notice from Landlord with respect to termination. Tenant shall deliver up possession of the leased premises in as good order, repair, and condition as the same are in at the beginning of the term of this Lease except for reasonable wear and tear, and subject to such damage or destruction or condition as Tenant is not required to restore or remedy under other terms and conditions of this Lease.

12. NOTICE Any notice or demand required by the provision of the Lease to be given to Landlord shall be deemed to have been given adequately if sent by Certified mail to Landlord at the following address:

          Geoffrey Etherington, II
          P.O. Box 706
          New Haven, Connecticut 06503

          With a copy to:
          Arthur S. Sachs, Esq.
          Sachs, Berman, Rashba & Shure, P.C.
          One Church Street
          New Haven, Connecticut 06510

          Any notice or demand required by the provisions of this Lease to be given to Tenant shall be deemed to have been given adequately if sent by Certified Mail to Tenant at the following address:

          President
          USP Composites, Inc.
          172 East Aurora Street
          Waterbury, Connecticut

          With a copy to:
          Park Electrochemical Corp.
          5 Dakota Drive
          Lake Success, New York 10042
          Attn: Harry Linzer

     Any notice or demand required by the provisions of this Lease to be given to the Connecticut Development Authority shall be deemed to have been given adequately if sent by Certified Mail to the Connecticut Development Authority at the following address:

          Stanley Piorkowski, Esq.
          Connecticut Development Authority
          217 Washington Street
          Hartford, Connecticut

     Any party shall have the right to change its address as above designated by giving to the other parties fifteen (15) days' notice of his or its intention to make such change and of the substituted address at which any notice or demand may be directed.

13. SUBORDINATION Tenant agrees to subordinate and does hereby subordinate this Lease to the lien of any mortgage or mortgages (the only one of which, as of the date hereof, is granted to the Connecticut Development Authority) now on the leased premises or hereafter placed on the leased premises provided that Tenant shall enjoy all of its rights under the Lease regardless of any inconsistent provision in such mortgage and provided further that the holder of such mortgage shall enter into a written agreement, in recordable form, with Tenant to the effect that as long as Tenant is not in default in the payment of rental or any other material convenants or conditions of this Lease, the rights of Tenant under this Lease shall not be terminated and the possession of Tenant shall not be disturbed by the holder of any such mortgage or by any proceedings on the debt which any such mortgage secures, or by any person, firm or corporation whose rights were acquired as a result of such proceedings or by virtue of a right or power contained in any such mortgage or the bond or note secured thereby.

14. ESTOPPEL CERTIFICATE Tenant agrees to execute at such times as Landlord may request, estoppel statements certifying, among other things and if such be the case, that Tenant is in possession of the leased premises, that all rental payments and other charges required hereunder to be paid by Tenant have been paid, that this Lease has not been amended or modified, that Landlord is not in default hereunder and that Tenant has no defense or set-offs against Landlord hereunder.

15. ATTORNEYS' FEES In the event either party to this Lease shall default in any of the terms and conditions hereof and the other party shall be required to obtain the services of an attorney to enforce the provision hereof, whether or not such enforcement shall result in a court proceeding, then the defaulting party agrees to pay to the non-defaulting party all reasonable costs of such enforcement, including attorneys' fees and attorneys' fees on appeal or for services rendered in any bankruptcy proceeding.

16. CONSTRUCTION It is distinctly understood, covenanted and agreed that the terms "Landlord" and "Tenant" herein employed shall be construed to include all individuals, corporations and any and all other person or entities, and the respective heirs, executors, administrators, legal representatives, successors in assigns of the parties hereto, and all those holding under either of them, whenever and wherever the context so admits or requires; and the pronouns used herein shall include, when appropriate, either gender and both singular and plural.

17. COVENANTS TO BIND RESPECTIVE PARTIES This Lease and all of the agreements, covenants, and conditions contained herein shall be binding upon Landlord and Tenant and upon their respective heirs, personal representatives, successors and assigns.

18. LIMITATION OF LIABILITY Except as specifically provided to the contrary in Paragraph 20(C) hereof, Tenant agrees that it shall look solely to the estate and property of the Landlord in the land and buildings comprising the leased premises and subject to the prior rights of any mortgagee of the Premises for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants, and conditions of this Lease to be observed and/or performed by Landlord, and no other assets of the Landlord shall be subject to levy, execution or other procedures for the satisfaction of Tenant's remedies and no action shall be brought by Tenant respecting this Lease against Landlord.

19. PREJUDGMENT REMEDY, REDEMPTION, COUNTERCLAIM, AND JURY TRIAL The Tenant, for itself and for all persons claiming through or under it, hereby acknowledges that this Lease constitutes a commercial transaction as such term is used and defined in Chapter 903a of the Connecticut General Statutes (the 'Act") and hereby expressly waives any and all rights which are or may be conferred upon the Tenant by the Act to any notice or hearing prior to a prejudgment remedy. Tenant further waives any and all rights which are or may be conferred by any present or future law to redeem the said leased premises, or to any new trial in any action of ejectment under any provision of law, after re-entry thereupon, or upon any part thereof, by the Landlord, or after any warrant to dispossess or final judgment in ejectment. If the Landlord shall acquire possession of the said leased premises by summary proceedings, or in any other lawful manner without judicial proceedings, it shall be deemed a re-entry within the meaning of that word as used in this Lease.

In the event that Landlord commences any summary proceedings or action for non-payment of rent or other charges provided for in this Lease, the Tenant shall not interpose any counterclaim of any nature or description in any proceeding or action. The Tenant and the Landlord both waive a trial by jury of any or all issues arising in any action or proceeding between the parties hereto. or their successors, under or connected with this Lease, or any of its provisions.

20.    TENANT'S OPTION TO PURCHASE

    (A) Tenant shall have an option to purchase the leased premises at the applicable option price set forth below, which option shall be exercisable by written notice given to Landlord in the manner provided in paragraph 12 at any time on or prior to December 31, 1992. Such notice shall be given not later than six (6) months prior to the proposed date of purchase of the leased premises. The option price shall be: M $2,800,000 if Tenant exercises said option on or before December 31, 1990; Hi) $3,000,000 if Tenant exercises said option between January 1, 1991 and December 31, 1991, and Hii) $3,200,000 if Tenant exercises said option between January 1, 1992 and December 31, 1992; payable in each case all in current funds at the closing of such purchase (the "Closing").

    (B) Prior to the execution of this Lease, Landlord has provided Tenant with a Commitment for Title Insurance (the "Commitment'), issued by Connecticut Attorneys Title Insurance Company (the "Title Insurance Company") respecting the leased premises, which Tenant acknowledges to be in all respects satisfactory to Tenant. If Landlord conveys the leased premises to Tenant at the Closing by Connecticut form of warranty deed showing the leased premises to be subject only to the encumbrances described in the Schedule A annexed hereto as 'Permitted Encumbrances" and provides Tenant, at Tenant's cost, with a Policy of Title Insurance (issued by the Title Insurance Company) insuring title to the leased premises in compliance with said Commitment (subject only to the Permitted Encumbrances), then Landlord shall have fulfilled all of Landlord's obligations hereunder with respect to such conveyance. If Landlord shall H) not be able to convey the leased premises to Tenant at the Closing by such deed showing the leased premises to be subject only to the Permitted Encumbrances or Hi) not be able to provide Tenant, at Tenant's cost, with such Policy of Title Insurance, Tenant may waive the foregoing non-compliance and all related warranties and representations and consummate the Closing hereunder notwithstanding such non-compliance. If Landlord shall fail to consummate the Closing when obligated to do so hereunder, then, notwithstanding the provision of Paragraph 18 above, Tenant shall be entitled to specific performance of conveyance hereunder, but not to any action for personal liability against Landlord. Landlord shall pay for the cost of Landlord's title search and the cost, if any, of said Commitment and Tenant shall pay for said Policy of Title Insurance.

    (C) On or before six months (but not before six months, unless Tenant shall so consent) after receipt of Tenant's notice that it has elected to purchase the leased premises, Landlord shall convey the leased premises to Tenant by Connecticut form of warranty deed bearing sufficient federal, state or local documentary stamps and with payment by Landlord of any other tax or imposition charged by any jurisdictional authority upon the transfer of real property and as provided in Paragraph 20(B). During the term of this Lease, Landlord covenants and agrees that no mortgage will be placed upon the leased premises unless (a) same is with a bank or insurance company, (b)such mortgage provides that same is prepayable at any time, (c)the holder of such
    mortgage   executes  a  non-disturbance   agreement   in
    substantially the form provided for in Paragraph 13 of this Lease, and W the aggregate principal indebtedness under any such mortgage or mortgages, taken together with all other mortgages, liens and encumbrances upon the leased premises, will not exceed the minimum option price set forth in Paragraph 20(A) above. The foregoing covenant and agreement in this Paragraph 20(C) and the agreement of Landlord not to encumber the leased premises in any other way that will frustrate Tenant's consummation of the Closing following Tenant's exercise of its option to purchase, shall be a
    personal    liability   and   obligation   of   Landlord
    notwithstanding the limitation upon such liability set forth above in Paragraph 18. Landlord agrees that, at the Closing, Tenant may apply its payment of the option price to the discharge of the indebtedness secured by such mortgages, liens and other encumbrances.

    (D) Tenant shall have sixty (60) days, after receipt by Landlord of Tenant's notice that it has elected to purchase the leased premises, to engage Goldman Environmental Consultants, Inc. ("Goldman") or another reputable environmental consultant reasonably satisfactory to Landlord (such consultant so engaged being hereinafter referred as the 'Tenant's Engineer") to perform certain environmental studies of the leased premises of such scope and degree as are satisfactory to Tenant and to report the results thereof to Tenant (the "Environmental Report").Tenant shall deliver a copy of the Environmental Report to Landlord within ten
    (10) days of Tenant's receipt thereof.If Tenant is not satisfied, in its sole discretion, with the condition of the leased premises as shown in the Environmental
    Report, Tenant may, by sending Notice to Landlord, received by Landlord within thirty (30) days after the Environmental Report is received by both parties, rescind the option to purchase. In addition, if Tenant has not elected to rescind such option to purchase, Landlord shall have the right, by sending notice to Tenant within 30 days after the Environmental Report
    is. received by both parties, to cancel Tenant's exercise of such purchase option if the Environmental Report shall indicate the presence of environmental contamination, the cost of investigation and remediation of which may reasonably exceed $250,000 in additional costs not theretofore spent by Landlord, provided, however, that Landlord shall not have such right if Tenant shall agree to pay the excess of such costs above $250,000.

      If Tenant shall not rescind this option to purchase as aforesaid, it shall be irrefutably presumed that Tenant and Park Electrochemical Corp. are satisfied with the condition of the leased premises from an environmental standpoint and therefore, except as to those liabilities and obligations allocated to Etherington Industries, Inc. ("EI") pursuant to Paragraphs 25(A) and 25(B) hereof, Tenant and Park Electrochemical Corp. shall, upon the Closing and without any further action by either of them: M assume, jointly and severally, effective as of the Closing, all liability and obligations relating to the following (the 'Environmental Conditions"): Any Spill, Release, Hazardous Waste (as defined in Conn. Gen. Stat. Sec 22a-115), Hazardous Substance (as defined in 42 U.S. Code Sec. 9601 et seq.) and/or environmental contamination of any sort at or emanating from the leased premises; and the presence of any underground storage tanks (or the contents thereof) on the leased premises; and (ii) agree, effective as of the Closing, to indemnify, jointly and severally, Landlord against and hold Landlord harmless of and from all loss, costs, claims, damages, charges, fines, liens, liability and expense (including, but not limited to, consultant's fees and attorneys' fees) arising from or in connection with any of the Environmental Conditions.

21.  CASUALTY

    (A) In case of casualty to the leased premises resulting in damage or destruction, Tenant shall promptly give written notice thereof to Landlord. Tenant shall, to the extent of the insurance proceeds received by it from Landlord, restore, repair, rebuild or alter the same as nearly as possible to the value, condition and character of the same as it was immediately prior to such damage or destruction. Such restorations, repairs, replacements, rebuilding or alternations shall be commenced promptly and prosecuted with reasonable diligence, unavoidable delays excepted.

    (B) All insurance money paid to Landlord on account of such damage or destruction, less the actual cost, fees and expenses, if any, incurred in connection with adjustment of the loss, shall be applied by Landlord (or reimbursed to Tenant if Tenant has advanced moneys pursuant to Paragraph 21(A) hereof) to the payment of the cost of the aforesaid demolition, restoration,
    repairs,   replacement,   rebuilding   or   alterations,
    including the cost to Landlord of those repairs for which, under the terms of Paragraph 4, Landlord may be liable ("Structural Repairs"), the cost of temporary repairs or for the protection of property pending the completion of permanent restoration, repairs, replacements rebuilding or alterations (all of which Structural Repairs, temporary repairs, protection of property and permanent restoration, repairs, replacement, rebuilding or alterations are hereinafter collectively referred to as the "Restoration"), and shall be paid out from time to time as such Restoration progresses pursuant to the terms of the Mortgage, if applicable.

22. ADDITIONAL RENT In addition to the foregoing minimum rent, all other payments to be made by Tenant pursuant to the terms of this Lease shall be deemed to be and shall become additional rent hereunder whether or not the same be designated as such; and shall be due and payable on demand or together with the next succeeding installment of rent; whichever shall first occur together with interest thereon at the then prevailing legal rate; and Landlord shall have the same remedies for failure to pay the same as for a nonpayment of rent. Landlord, at its election, shall have the right to pay or do any act which requires the expenditure of any sums of money by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event Landlord shall at its election pay such sums or do such acts requiring the expenditures of moneys, Tenant agrees to pay Landlord, upon demand, all such sums, and the sum so paid by Landlord, together with interest thereon, shall be deemed additional rent and be payable as such.

23. LIENS Should any mechanic's or other lien be filed against the leased premises or any part thereof for any reason whatsoever by reason of Tenant's acts or omissions or because of a claim against Tenant, Tenant shall cause the same to be cancelled and discharged of record by bond or otherwise within thirty (30) days after notice by Landlord.

24. LIABILITY In addition to any other indemnity by Tenant of Landlord herein, Tenant shall indemnify Landlord and save it harmless from suits, actions, damages, liability and expense in connection with the loss of life, bodily or personal injury or property damage arising from or out of the use or occupancy of the leased premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, invitees, licensees, or concessionaires.

25.   INVESTIGATION  AND REMEDIATION OF PRIOR  ENVIRONMENTAL
CONDITIONS

    (A) EI, without cost or expense to Tenant, shall present, either prior to or within sixty (60) days after the date of execution of this Lease by Landlord and Tenant, to the Attorney General of the State of Connecticut (the "Attorney General"), with copies to Tenant and the Connecticut Department of Environmental Protection Hazardous Waste Management Unit (the "DEP"), a study (the "EI Study') regarding the environmental condition of the leased premises prepared by HRP
    Associates, Inc. ("HRP"), or other reputable environmental engineer (the "Other Engineer').The February 1988 report on such premises prepared by Goldman(the "Goldman Report'), which has been furnished by EI to HRP or the Other Engineer, shall be furnished by EI to the Attorney General and the DEP as an appendix to the EI Study. EI shall furnish Tenant with copies of the receipts issued by the Attorney General and the DEP acknowledging the furnishing of the EI Study, including the Goldman Report, to them, which copies shall be furnished promptly following the receipt of the EI Study by the Attorney General and the DEP. EI shall, without cost or expense to or obligation of Tenant (except as provided in Paragraph 25(C) hereof), perform such further investigation and/or remedial actions (including without limitation, the remediation of environmental contamination of any sort-) as may be ordered or directed judicially or administratively (after right to appeal shall have lapsed) or agreed to by EI with the DEP and any other governmental authority concerning environmental contamination of the leased premises present thereon at the time of execution of this Lease; provided that the degree, extent and composition of such environmental contamination shall have been reported in writing to EI by HRP, the Other Engineer, the Goldman Report, or is reported by Tenant's Engineer in the Environmental Report. A compliance letter from the DEP or other governmental authority shall be compliance hereunder.

    (B) EI further agrees that, upon the execution of this Lease by Landlord, without any further action on the part of EI, and except as provided in Paragraph 25(C) hereof, EI shall indemnify Tenant against and hold Tenant harmless from all loss, costs, claims, damages, charges, fines, liens, liability and expense (including, but not limited to, consultant's fees and attorneys' fees) that may arise from (i) any of the environmental conditions as to which EI is obligated to investigate or remediate pursuant to Paragraph 25(A) hereof and (ii) any breach by EI of its obligations under Paragraph 25(A) hereof.

    (C) Tenant acknowledges that investigation and/or remediation of environmental contamination may require physical- disturbance of the leased premises. Consequently, and notwithstanding anything to the contrary in this Lease or elsewhere, Tenant agrees to release and discharge Landlord, EI and their employees, agents, contractors, consultants, officers, heirs, successors and assigns from any and all claims and liabilities (other than arising from their negligence or willful misconduct) resulting from temporary disruption to Tenant's normal use of the leased premises or from physical disturbance of the leased premises arising from or in connection with investigation and/or remediation of environmental contamination of the leased premises; provided, however, that Landlord and EI shall use their best efforts to cause the leased premises to be restored, as expeditiously as practicable, to a condition which will permit the resumption of Tenant's normal use of the leased premises and provided, further, that if investigation and/or remediation of environmental contamination shall require a suspension of all of Tenant's operations at the leased premises, the rent under this Lease shall be abated and forgiven for the period of such suspension.



26.  ACCESS TO PREMISES

    (A) Landlord and its authorized representatives shall be entitled to enter the leased premises for inspection, repair, compliance with laws and with Tenant's obligations hereunder, and (to the extent otherwise permitted by this Lease) improvement of the leased premises, and for the exhibition of said leased premises to prospective mortgagees and to existing or prospective tenants or purchasers. Any inspection by or on behalf of prospective tenants and prospective purchasers, and to existing and prospective tenants or prospective purchasers, as the case may be, shall occur only during the six (6) months preceding the expiration of this Lease or the expiration of Tenant's option to purchase the leased premises, as the case may be.

    (B) Tenant shall permit inspection of the leased premises by any federal, state, county or municipal officer or representative of Landlord to determine if the leased premises shall comply with any relevant law or are in need of repair, correction, addition, or improvement.

27. LANDLORD SIGNS Landlord shall be permitted to affix to any outer wall or walls of the leased premises one or more "For Rent' or "For Sale" signs (or be fastened to a door or window), but only during the six (6) months preceding the expiration of this Lease or the expiration of Tenant's option to purchase the leased premises. Tenant agrees that such signs shall remain unmolested.

28.  RIGHT TO REPAIR OR REMEDIATE AND TO STORE EQUIPMENT

    (A) Landlord shall be entitled to make any repairs or perform any work or construction mentioned in Paragraph 26 or 27, whether such repairs or performance are required of Landlord or Tenant by law or this Lease; provided, however, that Landlord shall not unreasonably interfere with Tenant's use of the leased premises. Landlord and EI shall also have the right to enter the leased premises to perform investigation and/or remedial actions with respect to any environmental contamination related to the leased premises, including but not limited to that investigation and/or remedial actions, if any, required of Tenant or Park Electrochemical Corp. pursuant to Paragraph 29, (if Tenant or Park Electrochemical Corp. shall have failed to perform its obligations thereunder). Such repairs or other performance, if made by Landlord or EI, shall not constitute a waiver by Landlord or EI of M Tenant's default in failing to perform the same or (ii) Landlord's or EI's right to payment therefor, as such event of default or right of payment may be set forth elsewhere in this Lease.

    (B) During the course of any repair, investigation, remediation, work or construction which the Landlord or EI is other-wise entitled to perform in the leased premises, Landlord or EI may store therein all necessary materials, tools, supplies and equipment. No inconvenience, annoyance, disturbance, loss of business, or other damage suffered by Tenant or any subtenant by reason of such repairs, remediation, work, or construction, or storage of materials, shall, unless constituting negligence or willful misconduct, constitute an element of an actual or constructive eviction of Tenant, or result in any liability of Landlord or EI, and the obligations of the Tenant under this Lease shall not be affected thereby.

    (C) Any right given Landlord or EI by this paragraph to enter the leased premises shall be exercised, to the extent practicable and permitted by law, only during ordinary business hours, and subject to reasonable advance notification and the Tenant's reasonable security precautions; except that if there is reasonable ground to believe an emergency exists or is threatened, Landlord or EI shall be entitled to take such actions and to proceed at such times that Landlord or EI shall deem appropriate.

    (D) Except as otherwise provided herein, the rights of Landlord or EI given or mentioned in this paragraph do not impose, nor does Landlord or EI assume by reason thereof, any responsibility for the care, maintenance or supervision of the leased premises, or any part thereof.

29.  MAINTENANCE OF LEASED PREMISES IN ENVIRONMENTALLY CLEAN
CONDITION

    (A) Subject to the provisions of Paragraph 29(C), below: (i) Tenant and Park Electrochemical Corp. will, at their cost and expense, promptly comply with any and all state, federal or local laws, regulations, rules, standards, guidelines, ordinances, orders, agreements, or any such authority, (all, the "Regulations'), which regulate or protect or in any way pertain to the environment or to human health or to human safety, or, without limiting the foregoing, to underground storage tanks, hazardous wastes, or hazardous substances (all, the "Environmental matters"), and which relate to or affect the leased premises after the date of execution of this Lease. Without limiting the foregoing, Tenant agrees to (and Park Electrochemical Corp. agrees to cause Tenant to) comply with any and all applicable Regulations which in any way pertain to Tenant's generation, recycling, reclaiming, reusing, storage, handling, treatment, transportation, or disposal of
    "Hazardous Substances" (as defined in 42 U.S.C. Sec. 9602 et seg.), "Hazardous Wastes' (as defined in Conn. Gen. Stat. (Sec. 22a-115), or oil or petroleum products after the date of execution of this Lease; (ii) Tenant agrees to (and Park Electrochemical Corp. agrees to cause Tenant to) timely deliver to the appropriate persons and authorities, at Tenant's sole cost and expense, such declaration, certification, and/or other representation as may be required pursuant to Connecticut General Statutes Section 22a-134 et seg.,
    as may be hereafter amended, in connection with any transfer of ownership of the Tenant's operations or of the leased premises during the Term of this Lease as the same may be extended, as well as at the end of said Term or at any other time that the Tenant vacates the leased premises for any reason; (iii)Tenant agrees to (and Park Electrochemical Corp. agrees to cause Tenant
    to) install, (subject to the Landlord's approval, which shall not be unreasonably withheld), any and all under-ground storage tanks and/or underground storage tank systems (both 'USTs') on the leased premises in accordance and compliance with any and all applicable Regulations, and to use, maintain and remove any and all USTs on the leased premises in accordance and compliance with any and all applicable
    Regulations; (iv) Tenant agrees to (and Park Electrochemical Corp. agrees to cause Tenant to) take any and all steps necessary whenever required to do so pursuant to the foregoing (or at the Landlord's written request) to promptly respond, remove, remedy, mitigate, or otherwise abate the existence or threatened existence of any Hazardous Waste, Hazardous Substance, or oil or petroleum Spill or Release, or any other environmental contamination (all, 'Contamination") of or from the leased premises after the date of execution of this Lease; and (v) Tenant agrees to (and Park Electrochemical Corp. agrees to cause Tenant to) send to Landlord copies of any and all materials received and/or sent by Tenant to or from any governmental authority which pertain in any way to any environmental matter or any Hazardous Substance, Hazardous Waste, Spill, or Release affecting the leased premises.

    (B) Subject to the provisions of Paragraph 29(C), below, Tenant and Park Electrochemical Corp., jointly and severally, agree to indemnify against and hold harmless the Landlord from any and all obligations, losses, costs, claims, damages, charges, fines liens, liabilities and expenses (including environmental consultant's fees and/or attorneys' fees) under the Federal Resource Conservation and Recovery Act, 42 U.S. Code Section 6901 et seg., the Federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S. Code Section 9601 et seq., Chapter 446K of the Connecticut General Statutes, or other applicable federal, state or local laws, regulations, ordinances, orders or regulations either related to waste disposal, and/or related to environmental protection with respect to hazardous, toxic, or other wastes generated or produced at- and/or transported from the leased premises during the term of this Lease, and/or related to environmental protection with respect to conditions created, events occurring or discharges made during the term of this Lease.

    (C) Notwithstanding anything contained in Paragraphs 29(A) or (B), above, the Tenant shall not be liable or otherwise responsible for the liabilities and obligations allocated to EI pursuant to Paragraphs 25(A) and/or 25(B) of this Lease.

30.    APPROVAL  OF  LANDLORD  FOR  STOCKPILING  OF  CERTAIN
MATERIALS

      The Tenant further agrees that Tenant will not (and Park Electrochemical Corp. will cause Tenant not to) generate, handle, transport, use recycle or store materials that constitute or contain Hazardous Substances or Hazardous Wastes, oil or petroleum products, or other chemical liquids, solids or gases except in accordance with all applicable management and other regulations, laws,.standards, ordinances, orders and agreements, including but not limited to Chapters 445 and 446K of the Conn. Gen. Statutes or other performance standards for management of Hazardous Waste on or after the effective date of this Lease that may be required pursuant to Leslie Carothers, Commissioner v. U.S, Prolam, Cv 88-03400946.






IN  WITNESS WHEREOF, Landlord and Tenant have executed  this
Lease on the day and year above written.


Signed, Sealed and Delivered
in the presence of

__________________________
Geoffrey Etherington, II



_____________________________
USP COMPOSITES, INC.

By:/s/Andrew M. Esposito
   President





The undersigned does hereby accept
and confirm the obligation of
the undersigned as provided in
Paragraphs 25(A), @5(B), 25(C)
and 28 of this Lease:


ETHERINGTON INDUSTRIES, INC.

By:/s/-----------------------
    President


The undersigned does hereby
accept and confirm the ob-
ligation of the undersigned
as provided in Paragraphs
20(D), 28(A), 29 and 30:

PARK ELECTROCHEMICAL CORP.


By:/s/Harry Linzer
      Vice President & Secretary











                         SCHEDULE A


                   PERMITTED ENCUMBRANCES

Permitted Encumbrances are those matters described in pages 2-3 of Schedule A of the attached Commitment for Title Insurance No. CN15505 issued by First American Title Insurance Company, with an effective date of April 7, 1988, (the "Commitment"), and the following matters listed on Schedule B of the Commitment: Items 1, 2, (but only as to an accurate survey made as of April 15, 1988), 7, 12, 13, 14, 17, 18, 19, 20, 21, 22, 23, and 24; and

Taxes due to the City of Waterbury; and

Water and sewer use charges; and

Fire service charges.







































Form 548 (9/73) Commitment    Policy CN-15505

                   COMMITMENT FOR TITLE INSURANCE
                              ISSUED BY

           First American Title Insurance Company

      FIRST AMERICAN TITLE INSURANCE COMPANY, herein called the Company, for valuable consideration, hereby commits to issue its Policy or policies of title insurance. as identified in Schedule A, in favor of the proposed Insured named in Schedule A, as owner or mortgagee of the ovate or interest covered hereby In the land described or referred to in Schedule A. upon payment of the premiums and charges therefor; all subject to the provisions of Schedules A and B and to the Conditions and Stipulations hereof.

      This Commitment shall be off active only when the identity of the proposed Insured and the amount of the policy or policies committed for haw been inserted in Schedule A hereof by the Company, either at the time of the issuance of this Commitment or by subsequent endorsement.

      This Commitment is preliminary to the issuance of such policy or policies of title insurance and all liability and obligations hereunder shall cease and terminate six (6) months after the effective date hereof or when the policy or policies committed for shall issue, whichever first occurs, provided that the failure to issue such policy or policies is not the fault of the Company. This Commitment shall not be valid or binding until countersigned by an authorized officer or agent.

IN WITNESS WHEREOF, the Company has caused this Commitment to be signed and sealed, to become valid when countersigned by an authorized officer or agent of the Company. all in accordance with its By-Laws. This Commitment Is effective as of the date shown in Schedule A as "Effective Date."


First American Title Insurance Company


By_________________________ President


By_________________________ Secretary


By_________________________ Countersigned











                         SCHEDULE A

Commitment No. CN-15505

1.  Effective Date: April 7, 1988 at 9;00 A.M.

2.  Policy or Policies to be issued:
    ALTA Owner's Policy
    Proposed Insured:USP Composites, Inc.
    Amount: $3,200,000.00

    ALTA Loan Policy
    Proposed Insured:
    Amount:$

    Proposed Insured:
    Amount:$

3. The estate or interest in the land described or referred to in this Commitment and covered herein is fee simple and title thereto is at the effective date hereof vested in:

Geoffrey Etherington, II


4.  The land referred to in this Commitment is located at:

    Address:
    City/Town: Waterbury
    County:    Now Haven
    State of Connecticut

and is further described in SCHEDULE A attached.

NOTE:     UNLESS A SPECIFIC AMOUNT OF INSURANCE IS STATED ON
THIS  SCHEDULE  A,  OR SET FORTH IN AN ENDORSEMENT  TO  THIS
COMMITMENT  THE  LIABILITY OF THE COMPANY SHALL  NOT  EXCEED
$1..000.

THIS COMMITMENT IS ISSUED SOLELY FOR THE PURPOSE OF FACILITATING THE ISSUANCE OF A POLICY OR POLICIES OF TITLE INSURANCE BY FIRST AMERICAN TITLE INSURANCE COMPANY#J AND THE COMPANY'S LIABILITY SHALL BE LIMITED TO THE TERMS OF ITS POLICY OR POLICIES.















                             SCHEDULE A


A certain place or parcel of land situated on the northwesterly aide of East Aurora Street and the easterly side of land now or formerly of the Penn Central Co. (Watertown Branch), in the City of Waterbury, County of New Haven and State of Connecticut, bounded and described as follows:

Beginning at a point in the northwesterly line of Cast Aurora Street and the easterly line of land now or formerly of the Penn Central Co., being the southwesterly corner of the within described land, thence running northeasterly in the northwesterly line of East Aurora Street 481.59 felt thence. running-northerly at right angles to the last described line 12.46 feet to a point of curve, thence running northerly in a line curving to the right having a radius of 375.00 feet and a central angle of 350 001 a distance of 229.07 feet to the point of tangency, thence, running northerly and tangent to the curve 92.47 feet, thence making an interior angle of 894 541 with the last described line and running westerly 321.00 foot to land now or formerly of the Penn Central Cor,; thence making an interior angle of 899 57' 30' with the I&at described line and running southerly in the easterly line of land now or formerly of the Penn Central Co., 593.44 feet to East Aurora Street and the point of beginning the last described line making an interior angle, of 55' 08' 30' with the first described line. Bounded;

Northerly  by  land  now or formerly of The  Bristol  Flowed
Casket Company;

EASTERLY by land now or formerly of Harold Stein, Trustee;

SOUTHEASTERLY by East Aurora Street: and

WESTERLY  by  land now or formerly of the Penn  Central  Co.
(Watertown Branch).

Said promises are more particularly shown on a map entitled:
'Map of Land of Geoffrey Etheringtons XI Waterbury, Conn. The A.J. Patton Co. Surveyor, Waterbury, Conn, Nov. 51 1980 scaler 11&201 Rev. May 12, 1961' which map was filed on June 22, 1981 with the, Town Clerk of Waterbury, Drawer XI, Page 53.

Together with and subject to rights and agreements with respect to a 20 foot right of way running north from East Aurora Street an net forth in deeds from Peter Marcuse Trustee to Cellular Industries Incorporated dated June 1, 1967 recorded in Volume 911, Page 605 of the Waterbury Land Records; Harold Stein Trustee dated June 1, 1967 recorded In Volume 911, Page 629 of the Waterbury Land Records, and The Bristol Flowed Gasket Company dated June l, 1967 recorded in Volume 911, Page 629 of the Waterbury Land Records.

Together also with the rights, if any, In and to the agreements set forth in the aforementioned deeds recorded in Volume 911, pages 605, 621 and 629 of the Waterbury Land Records, and in deeds recorded in Volume 911, Pages 608 and 627 of the Waterbury land Records.

Being  the  same premises described in a warranty deed  from
The   Fairmont  Corporation  of  Connecticut   to   Geoffrey
Etherington II dated July 24, 1980 recorded in Volume 1456, page 284 of the Waterbury Land Records.4
SCHEDULE B
EXCEPTIONS

Commitment No. CN-15505

    PROVIDED THE PROPER INSTRUMENT(S) CREATING THE ESTATE(S)
OR INTEREST($) TO BE INSURED MUST BE EXECUTED AND DULY FILED
FOR RECORD;

The policy or policies to be issued will contain exception to the following unless the same are disposed of to the satisfaction of the Company:

1.  Rights of tenants and parties in possession.

2. Any state of facts which an accurate survey or personal inspection of the premises would disclose.

3. Any lien, or. right to lien, for services, labor or materials theretofore or hereafter furnished, imposed by law and not shown by the public record.

4. Defects, liens, encumbrances, adverse claims or other matters, if any, created, first appearing in the public record or attaching subsequent to the effective date hereof but prior to the date the proposed insured acquires of record, for value, the estate or interest or mortgage thereon covered by this commitment.

5. Taxes on the List of October 1, 1987, not yet due and payable, and taxes for prior list years as may be due the City of Waterbury.

6. Water and sewer use charges, now or hereafter due and payable.

7.  Such Assessments as may be due the City of Waterbury.

8. Open End Mortgage, $5,000,000.00, Geoffrey Etherington, II to Connecticut Development Authority dated April 30, 1985, recorded in Volume 1766,Page 131. Assigned to Colonial Bank by instrument dated April 29,1985 and recorded in Volume 1767,Page 1 of the Waterbury Land Records.

9.   Open End Mortgage, $5,277,397.00, Geoffrey Etherington,
II  to  the  First National Bank of Boston dated  April  30,
1985, recorded in Volume 1767, Page 2 of the Waterbury  Land
Records.

10. UCC-1 Financing Statement, U.S. Prolam, Inc. to Connecticut Development Authority recorded April 30, 1985 in Volume 1767, Page 92. Assigned by UCC-2 to Colonial Bank on April 30, 1985 in Volume 1767 at Page 95 of the Waterbury Land Records.

11.   UCC-1  Financing Statement, U.S. Prolam, Inc.  to  The
First  National Bank of Boston recorded April  30,  1985  in
Volume 1767, Page 98 of the Waterbury Land Records.

12.   UCC-1  Financing Statement and Assignment, U.S.Prolan,
Inc.  to  Air Compressor Engineering Co., Inc., assigned  to
Ingersoll-Rand  Financial Corp. recorded July  22,  1987  in
Volume 2124, Page 121 of the Waterbury Land Records.

13.  Notice  of Air Compliance Order, U.S. Prolam,  Inc.  to
Connecticut  Department  of Environmental  Protection  dated
August  25, 1987, recorded in Volume 2150, Page 315  of  the
Waterbury Land Records.

14.  Notice  of Air Compliance Order, U.S. Prolam,  Inc.  to
Connecticut  Department  of Environmental  Protection  dated
August  25, 1987, recorded in Volume 2150, Page 316  of  the
Waterbury Land Records.

15.   Attachment,  $6,500.00, U.S.Prolam,  Inc.,  et  al  to
Carmine and Theresa Capozzi d/b/a The Floor Store dated and recorded September 25, 1987 in Volume 2161, Page 316 of the
Waterbury Land Records.

16. The lien for current fire service charges, not yet due and payable.

17.  Building lines: 5 foot setback from street established.
Volume  1,  Page  460  of the Waterbury Building  Lines  and
Assessments.

18.   Slope  rights established - benefits and damage  equal
Volume 2 Page 268 of the Waterbury Land Records.

19.   A pole license from the Waterbury Tool Company to  The
Connecticut  Light  and Power Company  dated  May  31,  1940 recorded  in  Volume  504 Page 263  of  the  Waterbury  Land
Records.

20.   An easement from Cellular Industries, Incorporated  to
The  Connecticut  Light and Power Company dated  August  29,
1967  and  recorded in Volume 917 Page 211 of the  Waterbury
Land Records.

21. A right of way over a ten foot strip of the subject premises along the easterly boundary, being part of a twenty foot right of way, as granted in deeds from Peter Marcuse Trustee to Harold Stein, Trustee dated June 1, 1967 recorded in Volume 911 at Page 621 of said Land Records and to The Bristol Flowed Gasket Company dated June 1,1967 recorded in Volume 911 Page 629 of said Land Records, which right of way is to be kept open and unobstructed. Said Right of way is reserved in a deed from Peter Marcuse, Trustee to Cellular Industries, incorporated dated June 1, 1967 and recorded in Volume 911 at Page 605 of the said Land Records.

22.   The obligation of a joint maintenance of a twenty foot
right  of  way  as  described in deeds from  Peter  Marcuse,
Trustee  to  Harold  Stein,,  Trustee  (dated  June   1,1967
recorded in Volume 911.

Page 621 of said Land Records), from Peter Marcuse Trustee to The Bristol Flowed Gasket Company dated June 1, 1967 recorded in Volume 911 Page 629 of the said Land Records, and from Peter Marcuse, Trustee to Cellular Industries Incorporated (the instant premises) dated June 1,1967 recorded in Volume 911 at Page 605 of the said Land Records in the ratio of 4:4:3 as to the owners of plants 1, 2 and 3 respectively.

23. A possible encroachment of a building of plant no. 2 on the twenty foot right of way described above.

24. Agreements contained in deeds above described recorded in Volume 911 Pages 605, 608, 621, 627 and 629 of the said
Land Records.


25.   Mortgage  from Geoffrey Etherington IT to  Connecticut
Development Authority in the principal amount of $850,000.00 dated June 19, 1981 recorded in Volume 1509 Page 199 of the said Land Records.

26.   Collateral  Assignment  of  Leases  and  Rentals  from
Geoffrey   Etherington.   II  to   Connecticut   Development
Authority ' dated June 19, 1981 recorded in Volume  1509  at
Page 219 of the said Land Records.

27. Financing statement from U.S. Prolam. to Colonial Bank recorded n April 26, 1985, Doc. No. 680572.

NOTE: A mortgage from Geoffrey Etherington 11 to The First National Bank of Boston in the principal amount of $5,277,397 dated April 30, 1985 was recorded in said Land Records. Under the terms of Section l(b) of said mortgage (exception #9), and Section l(B) of the mortgage in Exception #8, both mortgages are deemed to have equal priority of lien with the other, and shall be in pari passu.








































COMMITMENT

Conditions and Stipulations

1. The term "mortgage." when used herein, shall include deed of trust, trust deed, or other security instrument.

2. If the proposed Insured has or acquires actual knowledge of any defect, lien, encumbrance, adverse claim or other matter affecting the estate or interest or mortgage thereon covered by this Commitment other than those shown in
Schedule 8 hereof, and shall fail to disclose such knowledge to the Company in writing, the Company shall be relieved from liability for any less or damage resulting from any act of reliance hereunto the extent the Company Is prejudiced by failure to so disclose such knowledge, If the proposed Insured shall disclose such knowledge to the Company, or if the Company otherwise acquires actual knowledge of any such defect, lien, encumbrance, adverse claim or other matter, the Company at its option may amend Schedule 8 of this Commitment accordingly, but such amendment shall not relieve the Company from liability previously incurred pursuant to paragraph 3 of than Conditions and Stipulations.

3. Liability of the Company under this Commitment "II be only to the named proposed Insured and such parties included under the definition of Insured in the form of policy or policies committed for and only for actual loss incurred In reliance hereon in undertaking in good faith (a) to comply with the requirements hereof, or (b) to eliminate exceptions shown in Schedule 8, or (c) to acquire or create the estate of interest or mortgage thereon covered by this Commitment. In no event shall such liability exceed the amount stated in Schedule A for the policy or policies committed for and such liability is subject to the Insuring provisions, exclusion from coverage, and the Conditions and Stipulations of the form of policy or policies committed for in favor of the proposed Insured which are hereby incorporated by reference and are made a part of this Commitment except as expressly modified herein.

4. Any claim of loss or damage, whether or not based on negligence, and which arises out of the status of the title to the estate or interest or the lien of the insured mortgage covered hereby or any action asserting such claim, shall be restricted to the provisions and conditions and stipulations of this Commitment.



[Exhibits-02-10.07]bd